Exhibit 2.1


                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made this ___day of July, 2002, by and between Pacific International Holdings, Inc., a publicly-held, fully reporting corporation incorporated in Utah, but which will engage in a redomestication merger into Interactive Motorsports and Entertainment Corp. ("IMEC"), an Indiana corporation, and which will result in PIH being incorporated in Indiana ("PIH") prior to closing; Perfect Line, Inc, an Indiana corporation ("Perfect Line"); and the persons listed in Exhibit A-1 hereof who are the owners of record of all the issued and outstanding common and preferred shares of Perfect Line who execute and deliver this Agreement ("Perfect Line Stockholders"), based on the following:

                                    Recitals

     PIH wishes to acquire all the issued and outstanding stock of Perfect Line in exchange for stock of PIH, in a transaction intended to qualify as a tax-free exchange pursuant to section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. The parties intend for this Agreement to represent the terms and conditions of such tax-free reorganization, which Agreement the parties hereby adopt. However, neither party is seeking tax counsel or legal or accounting opinions on whether the transaction qualifies for tax free treatment. As used in this Agreement, the terms PIH, PIH Common Stock and PIH Preferred Stock, also refer to IMEC, PIH's successor by merger and to IMEC Common Stock and IMEC Preferred Stock, respectively.

                                    Agreement

         Based on the stated premises, which are incorporated herein by reference, and for and in consideration of the mutual covenants and agreements hereinafter set forth, the mutual benefits to the parties to be derived herefrom, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is hereby agreed as follows:

                                    ARTICLE I
                                EXCHANGE OF STOCK

     1.01 Exchange of Shares. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 1.05 hereof), the Perfect Line Stockholders shall assign, transfer, and deliver to PIH, free and clear of all liens, pledges, encumbrances, charges, restrictions, or claims of any kind, nature, or description, all issued and outstanding shares of common and preferred shares of Perfect Line (the "Perfect Line Common Shares" and the Perfect Line Preferred Shares respectively) held by Perfect Line Stockholders which shares shall represent all issued and outstanding shares of Perfect Line common and preferred stock (the Perfect Line Common Stock and the Perfect Line Preferred Stock are hereinafter collectively referred to as the "Perfect Line Shares"), and PIH agrees to acquire such shares on such date by issuing and delivering in exchange therefor an aggregate of approximately 50,000,000 shares of PIH common stock, par value $0.001 per share, (the "PIH Common Stock") for the Perfect Line common shares and approximately 4,745,456 shares of PIH preferred stock, par value $0.001 per share, (the "PIH Preferred Stock") for the Perfect Line preferred shares. Such shares of PIH Common Stock and PIH Preferred Stock shall be issued pro rata based on the number of Perfect Line Common Shares and Perfect Line Preferred Shares held and as set forth opposite the Perfect Line Stockholder's respective names in Exhibit A-1. All shares of PIH Common Stock and the PIH Preferred Stock to be issued and delivered pursuant to this Agreement shall be appropriately adjusted to take into account any stock split, stock dividend, recapitalization, or similar change in the PIH Common Stock or PIH Preferred Stock which may occur between the date of the execution of this Agreement and the Closing Date, including any stock split, stock dividend, recapitalization, or similar change in the PIH Common Stock approved immediately subsequent to the Closing.

          (a) Cancellation of Shares. At the Closing, 827,398 shares of the 3,651,498 shares of common stock of PIH issued and outstanding prior to the effective date of this Agreement shall be cancelled in accordance with the agreement attached hereto as Exhibit 1.01(a).

     1.02 Delivery of Certificates by Perfect Line Stockholders. The transfer of Perfect Line shares by the Perfect Line Stockholders shall be effected by the delivery to PIH at the Closing (as set forth in Section 1.05 hereof) of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank, with all signatures medallion guaranteed and with all necessary transfer taxes and other revenue stamps affixed and acquired at the Perfect Line Stockholders' expense.

     1.03 Operation as Wholly-Owned Subsidiary. After giving effect to the transaction contemplated hereby, PIH will own all the issued and outstanding shares of Perfect Line and Perfect Line will be a wholly-owned subsidiary of PIH operating under the name Perfect Line, Inc. or such other name selected by the shareholders and management of Perfect Line.

     1.04 Further Assurances. At the Closing and from time to time thereafter, the Perfect Line Stockholders shall execute such additional instruments and take such other action as PIH may reasonably request, without undue cost to the Perfect Line Stockholders in order to more effectively sell, transfer, and assign clear title and ownership in the Perfect Line Shares to PIH.

     1.05 Closing and Parties. The Closing contemplated hereby shall be held at a mutually agreed upon time and place on or before July , 2002 or on another date to be agreed to in writing by the parties (the "Closing Date'). The Agreement may be closed at any time following approval by a majority of the shareholders of PIH Common Stock as set forth in Section 4.01 hereof and the Perfect Line Stockholders as set forth in Section 5.01. The Closing may be accomplished by wire, express mail, overnight courier, conference telephone call or as otherwise agreed to by the respective parties or their duly authorized representatives.

     1.06 Closing Events.


          (a) PIH Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article IV, PIH shall deliver to Perfect Line at Closing all the following:

               (i) A certificate of good standing from the Department of Commerce of the State of Utah, issued as of a date within ten days prior to the Closing Date, certifying that PIH is in good standing as a corporation in the State of Utah

               (ii) Incumbency and specimen signature certificates dated the Closing Date with respect to the officers of PIH executing this Agreement and any other document delivered pursuant hereto on behalf of PIH;

               (iii) Copies of the resolutions/consents of PIH's board of directors and shareholder minutes or consents authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of PIH as of the Closing Date;

               (iv) The certificate contemplated by Section 4.02, duly executed by the chief executive officer of PIH;

               (v) The certificate contemplated by Section 4.03, dated the Closing Date, signed by the chief executive officer of PIH;

               (vi) Certificates for 50,000,000 shares of PIH Common Stock in the names of the Perfect Line Stockholders and in the amounts set forth in Exhibit "A-1"; and

               (vii) Certificates for 4,745,456 shares of PIH Preferred Stock in the names of the Perfect Line Stockholders and in the amounts set forth in Exhibit "A-1".

In addition to the above deliveries, PIH shall take all steps and actions as Perfect Line and Perfect Line Stockholders may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

          (b) Perfect Line Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article V, Perfect Line and/or Perfect Line Stockholder's shall deliver to PIH at Closing all the following:

               (i) A certificate of good standing from the Secretary of State of the State of Indiana, issued as of a date within ten days prior to the Closing Date certifying that Perfect Line is in good standing as a corporation in the State of Indiana;

               (ii) Incumbency and specimen signature certificates dated the Closing Date with respect to the officers of Perfect Line executing this Agreement and any other document delivered pursuant hereto on behalf of Perfect Line;

               (iii) Copies of resolutions/consents of the board of directors and of the stockholders of Perfect Line authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of Perfect Line as of the Closing Date;

               (iv) The certificate contemplated by Section 5.02, executed by the chief operating officer of Perfect Line; and

               (v) The certificate contemplated by Section 5.03, dated the Closing Date, signed by the chief executive officer or the chief operating officer of Perfect Line.

In addition to the above deliveries, Perfect Line shall take all steps and actions as PIH may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

                                   ARTICLE II
                REPRESENTATIONS, COVENANTS AND WARRANTIES OF PIH

     As an inducement to, and to obtain the reliance of Perfect Line, PIH represents and warrants as follows:

     2.01 Organization. PIH is a Utah corporation; which will engage in a redomestication merger into Interactive Motorsports and Entertainment Corp. ("IMEC"), an Indiana corporation, and which will result in PIH being incorporated in Indiana ("PIH") prior to closing. On the Closing Date, PIH/IMEC shall be a corporation duly organized, validly existing, and in good standing under the laws of the State of Indiana and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of PIH's articles of incorporation or bylaws, or other agreement to which it is a party or by which it is bound.

     2.02 Approval of Agreement. PIH has full power, authority, and legal right and have taken, or will take, all action required by law, its articles of incorporation, bylaws, and otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated. The board of directors of PIH has authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; subject to the approval of the PIH shareholders and compliance with state and federal corporate and securities laws.

     2.03 Capitalization. The authorized capitalization of PIH shall consist of 200,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value, as of the Closing Date, of which approximately 2,825,000 shares of stock shall be issued and outstanding, prior to issuance and cancellation of shares as set forth in Section 1.01 of this Agreement and further subject to a split which will result in there being issued and outstanding an aggregate total of 11,300,000 shares of PIH common stock at the time of Closing. All issued and outstanding shares of PIH are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person. There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of PIH.

     2.04 Financial Statements.

          (a) Included in Schedule 2.04 or otherwise available from EDGAR through the SEC's website, www.sec.gov, are the audited balance sheet of PIH as of December 31, 2001, and the related statements of operations, stockholders' equity (deficit), and cash flows for the fiscal year ended December 31, 2001, including the notes thereto, and the accompanying report of the company's independent certified public accountant.

          (b) The financial statements of PIH delivered pursuant to Section 2.04(a) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved as explained in the notes to such financial statements. The PIH financial statements present fairly, in all material respects, as of their respective dates, the financial position of PIH. PIH did not have, as of the date of any such financial statements, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected therein in accordance with generally accepted accounting principles, and all assets reflected therein presently fairly the assets of PIH in accordance with generally accepted accounting principles.

          (c) PIH has filed or will file as the Closing Date its tax returns required to be filed for its two most recent fiscal years. All such returns and reports are accurate and correct in all material respect. PIH has no material liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the most recent balance sheet of PIH, except to the extent reflected on such balance sheet and all such dates and years and periods prior thereto and for which PIH may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or entity, except for taxes accrued but not yet due and payable, and to the best knowledge of PIH, no deficiency assessment or proposed adjustment of any such tax return is pending, proposed or contemplated. To the best knowledge of PIH, none of such income tax returns has been examined or is currently being examined by the Internal Revenue Service and no deficiency assessment or proposed adjustment of any such return is pending, proposed or contemplated. PIH has not made any election pursuant to the provisions of any applicable tax laws (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material adverse affect on PIH, its financial condition, its business as presently conducted or proposed to be conducted, or any of its respective properties or material assets. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of PIH.

     2.05 Outstanding Warrants and Options. At closing, PIH will have no existing warrants, options, calls or commitments outstanding.

     2.06 Due Diligence. PIH has completed its due diligence and is satisfied with its investigation. The information concerning PIH set forth in this Agreement and in the schedules delivered by PIH pursuant hereto is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. PIH shall cause the information delivered by PIH pursuant hereto to Perfect Line hereunder to be updated after the date hereof up to and including the Closing Date.

     2.07 Information. The information concerning PIH set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. PIH shall cause the schedules delivered by it pursuant hereto and the instruments delivered to Perfect Line hereunder to be updated after the date hereof up to and including the Closing Date.

     2.08 Absence of Certain Changes or Events. Except as set forth in this Agreement or the schedules hereto, since the date of the most recent PIH balance sheet described in Section 2.04 and included in the information referred to in
Section 2.07:

          (a) There has not been (i) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of PIH or (ii) any damage, destruction, or loss to PIH (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or conditions of PIH;

          (b) PIH has not (i) amended its articles of  incorporation  or bylaws;
     (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of PIH;
     (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

          (c) PIH has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent PIH balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $5,000 or canceled, or agreed to cancel, any debts or claims (except debts and claims which in the aggregate are of a value of less than $5,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of PIH; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

          (d) To the best knowledge of PIH, it has not become subject to any law or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of PIH.

     2.09 Litigation and Proceedings. There are no material actions, suits, or administrative or other proceedings pending or, to the knowledge of PIH, threatened by or against PIH or adversely affecting PIH or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. PIH does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

     2.10 Compliance With Laws and Regulations. PIH has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance (i) could not materially and adversely affect the business, operations, properties, assets, or condition of PIH or (ii) could not result in the occurrence of any material liability for PIH. To the best knowledge of PIH, the consummation of this transaction will comply with all applicable statutes and regulations, subject to the preparation and filing of any forms required by state and federal securities laws.

     2.11 Material Contract Defaults. PIH is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of PIH, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which PIH has not taken adequate steps to prevent such a default from occurring.

     2.12 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any tenant or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which PIH is a party or to which any of its properties or operations are subject.

     2.13 Subsidiary. PIH does not own, beneficially or of record, any equity securities in any other entity. PIH does not have a predecessor as that term is defined under generally accepted accounting principles or Regulation S-X promulgated by the Securities and Exchange Commission.

     2.14 PIH Schedules. PIH has delivered to Perfect Line the following schedules, which are collectively referred to as the "PIH Schedules" and which consist of the following separate schedules dated as of the date of execution of this Agreement, all certified by a duly authorized officer of PIH as complete, true, and accurate:

          (a) A schedule including copies of the articles of incorporation and bylaws of PIH in effect as of the date of this Agreement;

          (b) A schedule containing copies of resolutions adopted respectively by the board of directors and the shareholders of PIH approving this Agreement and the transactions herein contemplated;

          (c) A schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of PIH since the most recent PIH balance sheet, required to be provided pursuant to Section 2.04 hereof,

          (d) A schedule setting forth the financial statements required pursuant to Section 2.04(a) hereof, and

          (e) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the PIH Schedules by Sections 2.01 through 2.13.

     PIH shall cause the PIH Schedules and the instruments delivered to Perfect Line hereunder to be updated after the date hereof up to and including a specified date not more than three business days prior to the Closing Date. Such updated PIH Schedules, certified in the same manner as the original PIH Schedules, shall be delivered prior to and as a condition precedent to the obligation of Perfect Line to close.

                                   ARTICLE III
           REPRESENTATIONS, COVENANTS, AND WARRANTIES OF PERFECT LINE

     As an inducement to, and to obtain the reliance of PIH, Perfect Line represents and warrants as follows:

     3.01 Organization. Perfect Line is, and will be on the Closing Date, a corporation duly organized, validly existing under the laws of the State of Indiana and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified, or will not be promptly qualified following the Closing in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition of Perfect Line. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Perfect Line's articles of incorporation or bylaws, or other material agreement to which it is a party or by which it is bound.

     3.02 Approval of Agreement. Perfect Line has full power, authority, and legal right and has taken, or will take, all action required by law, its articles of incorporation, bylaws, or otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated. The board of directors of Perfect Line have authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby;
subject to the approval of the Perfect Line Stockholders and compliance with state and federal corporate and securities laws.

     3.03 Capitalization. The authorized shares of Perfect Line consist of 200,000,000 shares of common stock, par value $.0001, and 10,000,000 of preferred stock, of which approximately 50,000,000 shares of common stock shall be issued and outstanding, and approximately 4,745,456 shares of preferred stock will be issued and outstanding prior to exchange of shares as set forth in
Section 1.01 of this Agreement. All issued and outstanding shares of Perfect Line are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person. All shareholders are either offshore, sophisticated or accredited investors and have supplied written representation to Perfect Line of such status. There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of Perfect Line.

     3.04 Financial Statements.

          (a) Included in Schedule 3.04 are the unaudited proforma financial statements (and audit of Perfect Line LLC, a predecessor entity) of Perfect Line through the year ending December 31, 2001, and the related statements of operations, stockholders' equity (deficit), and cash flows for the year ended December 31, 2001, including the notes thereto.

          (b) The unaudited financial statements delivered pursuant to Section 3.04(a) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The financial statements of Perfect Line present fairly, as of their respective dates, the financial position of Perfect Line. Perfect Line did not have, as of the date of any such balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in any financial statements or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein present fairly the assets of Perfect Line, in accordance with generally accepted accounting principles. The statements of revenue and expenses and cash flows present fairly the financial position and result of operations of Perfect Line as of their respective dates and for the respective periods covered thereby.

     3.05 Outstanding Warrants and Options. Perfect Line has no issued options, calls, or commitments of any nature relating to the authorized and unissued Perfect Line Common Stock, other than the warrants to Venture Bank, Pentech, the warrants issued to the Preferred Stockholders in connection with a private placement and the terms of the Perfect Line Preferred Stock, all of which have been disclosed and copies of which have been provided to PIH. Following the closing of this Agreement, Perfect Line may issue any warrants or options as it deems fit.

     3.06 Due Diligence. Perfect Line has completed its due diligence and is satisfied with its investigation. The information concerning Perfect Line set forth in this Agreement and in the schedules delivered by Perfect Line pursuant hereto is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. Perfect Line shall cause the information delivered by Perfect Line pursuant hereto to PIH hereunder to be updated after the date hereof up to and including the Closing Date.

     3.07 Absence of Certain Changes or Events. Except as set forth in this Agreement and the Schedules and Exhibits thereto, since the date of the most recent Perfect Line balance sheet described in Section 3.04 and included in the information referred to in Section 3.06:

          (a) There has not been (i) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of Perfect Line or (ii) any damage, destruction, or loss to Perfect Line materially and adversely affecting the business, operations, properties, assets, or conditions of Perfect Line.

          (b) Perfect Line has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary and material considering the business of Perfect Line; (iv) made any material change in its method of accounting;
     (v) entered into any other material transactions other than those contemplated by this Agreement; (vi) made any material accrual or material arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; or (vii) made any material increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with their officers, directors, or employees;

          (c) Other than as specified in Schedule 3.07(c),  Perfect Line has not
     (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Perfect Line balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights, or agreed to cancel, any material debts or claims; (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Perfect Line; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock) other than as disclosed herein; and

          (d) To the best knowledge of Perfect Line, it has not become subject to any law or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of Perfect Line.

     3.08 Title and Related Matters. Except as provided herein or disclosed in the most recent Perfect Line balance sheet and the notes thereto, Perfect Line has good and marketable title to all of its properties, inventory, interests in properties, technology, whether patented or unpatented, including, but not limited to the Perfect Line technology, intellectual property, computer software, and assets, which are reflected in the most recent Perfect Line balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges, or encumbrances, except (i) statutory liens or claims not yet delinquent; and (ii) such imperfections of title and easements as do not, and will not, materially detract from, or interfere with, the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties. To the best knowledge of Perfect Line, its technology does not infringe on the copyright, patent, trade secret, know-how, or other proprietary right of any other person or entity and comprises all such rights necessary to permit the operation of the business of Perfect Line as now being conducted or as contemplated.

     3.09 Litigation and Proceedings. Except as specified in Schedule 3.09, there are no material actions, suits, or proceedings pending or, to the knowledge of Perfect Line, threatened by or against Perfect Line or adversely affecting Perfect Line, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Perfect Line does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

     3.10 Material Contract Defaults. Except as specified in Schedule 3.10, Perfect Line is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of Perfect Line, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Perfect Line has not taken adequate steps to prevent such a default from occurring.

     3.11 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust. or other material contract, agreement, or instrument to which Perfect Line is a party or to which any of its properties or operations are subject.

     3.12 Governmental Authorizations. Perfect Line has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date of this Agreement. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Perfect Line of this Agreement and the consummation by Perfect Line of the transactions contemplated hereby.

     3.13 Compliance With Laws and Relations. Perfect Line has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Perfect Line or except to the extent that noncompliance would not result in the occurrence of any material liability for Perfect Line. To the best knowledge of Perfect Line, the consummation of this transaction will comply with all applicable statutes and regulations, subject to the preparation and filing of any forms required by state and federal security laws.

     3.14 Subsidiary. Perfect Line does not own, beneficially or of record, any equity securities in any other entity. Perfect Line does not have a predecessor as that term is defined under generally accepted accounting principles or Regulation S-X promulgated by the Securities and Exchange Commission.

     3.15 Perfect Line Schedules. Perfect Line has delivered to PIH the following schedules, which are collectively referred to as the "Perfect Line Schedules" and which consist of the following separate schedules dated as of the date of execution of this Agreement, and instruments and PIH as of such date, all certified by the chief executive officer of Perfect Line as complete, true, and accurate:

          (a) A schedule including copies of the articles of incorporation and bylaws of Perfect Line and all amendments thereto in effect as of the date of this Agreement;

          (b) A schedule containing copies of resolutions adopted respectively by the board of directors and the shareholders of Perfect Line approving this Agreement and the transactions herein contemplated as referred to in
     Section 3.02;

          (c) A schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of Perfect Line since the most recent Perfect Line balance sheet, required to be provided pursuant to Section 3.04 hereof,

          (d) A schedule setting forth the financial statements required pursuant to Section 3.04 (a) hereof, and

          (e) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Perfect Line Schedules by Sections 3.01 through 3.14.

     Perfect Line shall cause the Perfect Line Schedules and the instruments delivered to PIH hereunder to be updated after the date hereof up to and including a specified date not more than three business days prior to the Closing Date. Such updated Perfect Line Schedules, certified in the same manner as the original Perfect Line Schedules, shall be delivered prior to and as a condition precedent to the obligation of PIH to close.

                                   ARTICLE IV
               CONDITIONS PRECEDENT TO OBLIGATIONS OF PERFECT LINE

     The obligations of Perfect Line under this Agreement are subject to the following conditions:

     4.01 Shareholder Approval.

          (a) PIH shall call and hold a meeting of its shareholders, or obtain the written consent of its shareholders, to approve the transactions contemplated by this Agreement including the redomestication merger of PIH into IMEC and the subsequent acquisition of Perfect Line through the issuance of IMEC Common Stock and IMEC Preferred Stock for all of the issued and outstanding Perfect Line common and preferred stock, respectively, creation of preferred shares and warrants matching Perfect Line's current authorized but unissued common shares and preferred shares and authorized and issued warrants and increasing its authorized shares of common stock to 200,000,000 common shares, and the change of name of PIH to IMEC as was agreed to by the board of directors of Perfect Line.

          (b) Perfect Line shall call and hold a meeting of its shareholders, or obtain the written consent of its shareholders, to approve the transactions contemplated by this Agreement including the exchange of PIH (IMEC) Common Stock for all of the issued and outstanding Perfect Line Common Stock and exchange of PIH (IMEC) Preferred Stock for all of the issued and outstanding Perfect Line Preferred Stock. If either PIH or Perfect Line are unable to obtain shareholder approval, Perfect Line is under no further obligation to proceed with the transactions contemplated under this Agreement

     4.02 Accuracy of Representations. The representations and warranties made by PIH in this Agreement were true when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and PIH shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by PIH prior to or at the Closing. Perfect Line shall be furnished with certificates, signed by duly authorized officers of PIH and dated the Closing Date, to the foregoing effect.

     4.03 Officer's Certificates. Perfect Line shall have been furnished with certificates dated the Closing Date and signed by the duly authorized chief executive officer of PIH to the effect that to such officer's best knowledge no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of PIH threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement. Furthermore, based on certificates of good standing, representations of government agencies, and PIH's own documents and information, the certificate shall represent, to the best knowledge of the officer, that:

          (a) This Agreement has been duly approved by PIH's board of directors and shareholders and has been duly executed and delivered in the name and on behalf of PIH by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of PIH pursuant to a unanimous consent;

          (b) There have been no material adverse changes in PIH up to and including the date of the certificate;

          (c)  All  conditions   required  by  this  Agreement  have  been  met,
     satisfied, or performed by PIH;

          (d) All authorizations, consents, approvals, registrations, and/or filings with any governmental body, agency, or court required in connection with the execution and delivery of the documents by PIH have been obtained and are in full force and effect or, if not required to have been obtained, will be in full force and effect by such time as may be required; and

          (e) There is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against PIH, wherein an unfavorable decision, ruling, or finding could have an adverse effect on the financial condition of PIH, the operation of PIH, or the acquisition and reorganization contemplated herein, or any agreement or instrument by which PIH is bound or in any way contests the existence of PIH.

     4.04 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of PIH, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of PIH.

     4.05 Good Standings. Perfect Line shall have received a certificate of good standing from the appropriate authority, dated as of the date within five days prior to the Closing Date, certifying that PIH is in good standing as a corporation in the State of Utah.

     4.06 Other Items. Perfect Line shall have received such other documents, certificates, or instruments relating to the transactions contemplated hereby as Perfect Line may reasonably request.

                                    ARTICLE V
                   CONDITIONS PRECEDENT TO OBLIGATIONS OF PIH

     The obligations of PIH under this Agreement are subject to the following conditions:

     5.01 Shareholder Approval.

          (a) Perfect Line shall call and hold a meeting of its shareholders, or obtain the written consent of its shareholders, to approve the transactions contemplated by this Agreement including the acquisition of Perfect Line through the issuance of PIH Common and Preferred Stock for all of the issued and outstanding Perfect Line Shares, creation of preferred shares and warrants matching Perfect Line's current authorized but unissued preferred shares and authorized but unissued warrants and increasing its authorized shares of common stock to 200,000,000 common shares, and the change of name of PIH to any name as may be agreed to by the board of directors of Perfect Line, if desired. If Perfect Line or PIH is unable to obtain shareholder approval, PIH is under no further obligation to proceed with the transactions contemplated under this Agreement.

          (b) Perfect Line shall call and hold a meeting of its shareholders, or obtain the written consent of its shareholders, to approve the transactions contemplated by this Agreement including the exchange of PIH Common Stock and the PIH Preferred Stock for all of the issued and outstanding Perfect Line Shares.

     5.02 Accuracy of Representations. The representations and warranties made by Perfect Line and the Perfect Line Stockholders in this Agreement were true when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and Perfect Line shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Perfect Line prior to or at the Closing. PIH shall be furnished with a certificate, signed by a duly authorized officer of Perfect Line and dated the Closing Date, to the foregoing effect.

     5.03 Officer's Certificates. PIH shall have been furnished with certificates dated the Closing Date and signed by the duly authorized chief operating officer of Perfect Line to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Perfect Line, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement. Furthermore, based on certificates of good standing, representations of government agencies, and Perfect Line's own documents, the certificate shall represent, to the best knowledge of the officer, that:

          (a) This agreement has been duly approved by Perfect Line's board of directors and shareholders and has been duly executed and delivered in the name and on behalf of Perfect Line by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of Perfect Line pursuant to a unanimous consent of its board of directors and a majority vote of its stockholders;

          (b) Except as provided or permitted herein, there have been no material adverse changes in Perfect Line up to and including the date of the certificate;

          (c) All authorizations, consents, approvals, registrations, and/or filing with any governmental body, agency, or court required in connection with the execution and delivery of the documents by Perfect Line have been obtained and are in full force and effect or, if not required to have been obtained will be in full force and effect by such time as may be required; and

          (d) There is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against Perfect Line, wherein an unfavorable decision, ruling, or finding would have an adverse affect on the financial condition of Perfect Line, the operation of Perfect Line, or the acquisition and reorganization contemplated herein, or any material agreement or instrument by which Perfect Line is bound or would in any way contest the existence of Perfect Line.

     5.04 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of Perfect Line, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause of create any material adverse change in the financial condition, business, or operations of Perfect Line.

     5.05 Good Standing. PIH shall have received a certificate of good standing from the appropriate authority, dated as of a date with five days prior to the Closing Date, certifying that Perfect Line is in good standing as a corporation in the State of Indiana.

     5.06  Ownership  Documentation.   PIH  shall  have  received  documentation
verifying that all rights, title and interest in and to the trade names, technology, software, intellectual property, manufacturing equipment, inventory and assets related to the Perfect Line products and technology shall be free and clear of any and all liens, encumbrances, royalties and claims prior to Closing, other than those documents in the schedules or financials delivered to PIH.

     5.07  Other  Items.   PIH  shall  have  received  such  further   documents
certificates, or instruments relating to the transactions contemplated hereby as PIH may reasonably request.

                                   ARTICLE VI
                               SPECIAL COVENANTS

     6.01 Activities of PIH and Perfect Line

          (a) From and after the date of this Agreement until the Closing Date and except as set forth in the respective schedules to be delivered by PIH and Perfect Line pursuant hereto or as permitted or contemplated by this Agreement, PIH and Perfect Line will each:

               (i) Carry on its business in substantially the same manner as it has heretofore;

               (ii) Maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

               (iii) Perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

               (iv) Use its best efforts to maintain and preserve it business organization intact, to retain its key employees, and to maintain Its relationships with its material suppliers and customers;

               (v) Duly and timely file for all taxable periods ending on or prior to the Closing Date all federal, state, county, and local tax returns required to be filed by or on behalf of such entity or for which such entity may be held responsible and shall pay, or cause to pay, all taxes required to be shown as due and payable on such returns, as well as all installments of tax due and payable during the period commencing on the date of this Agreement and ending on the Closing Date; and

               (vi) Fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

          (b) Except as contemplated by this Agreement and with the prior knowledge and consent of the other parties to this Agreement, which consent shall not be unreasonably withheld, from the date of this Agreement until the Closing Date, PIH and Perfect Line will not:

               (i) Make any change in its articles of incorporation or bylaws;

               (ii) Enter into or amend any material contract, agreement, or other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business,

               (iii) Enter into any agreement for the sale of Perfect Line or PIH securities without the prior approval of the other party.

               (iv) Issue or cause to be issued any press announcements or news releases other than those required by law.

     6.02 Access to Properties and Records. Until the Closing Date, Perfect Line and PIH will afford to the other party's officers and authorized representatives full access to the properties, books, and records of the other party in order that each party may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of Perfect Line or PIH and will furnish the other party with such additional financial and other information as to the business and properties of Perfect Line or PIH as each party shall from time to time reasonably request.

     6.03 Indemnification by Perfect Line. Perfect Line will indemnify and hold harmless PIH and their directors and officers, employees and agents, and each person, if any, who controls PIH, within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any breach of this Agreement, or any untrue statement or alleged untrue statement of material fact contained in any application or statement filed with a governmental body or arising out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by Perfect Line expressly for use therein. The indemnity agreement contained herein or in this Section 6.03 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of PIH and shall survive the consummation of the transactions contemplated by this Agreement for a period of six months. This indemnity agreement does not cover any acts of PIH, its management, employees, or agents, prior to the date of this Agreement.

     6.04 Indemnification by PIH and its Principal Shareholder. PIH and the Principal Shareholder specified in Exhibit A-2, jointly and severally, will indemnify and hold harmless Perfect Line, the Perfect Line Stockholders, Perfect Line's directors and officers, and each person, if any, who controls Perfect Line within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained herein or in any application or statement filed with a governmental body or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by PIH expressly for use therein. The indemnity agreement contained in this Section 6.04 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Perfect Line and shall survive the consummation of the transactions contemplated by this Agreement for a period of six months.

     6.05 The Acquisition of PIH Common Stock. PIH and Perfect Line understand and agree that the consummation of this Agreement including the issuance of the PIH Common Stock and PIH Preferred stock to Perfect Line Stockholders in exchange for the Perfect Line Shares as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. PIH and Perfect Line agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes that depend, among other items, on the circumstances under which such securities are acquired.

          (a) In order to provide documentation for reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, the signing of this Agreement and the delivery of appropriate separate representations shall constitute the parties acceptance of, and concurrence in, the following representations and warranties:

               (i) The Perfect Line Stockholders acknowledge that neither the SEC nor the securities commission of any state or other federal agency has made any determination as to the merits of acquiring PIH Common Stock, and that this transaction involves certain risks.

               (ii) The Perfect Line Stockholders have received and read this Agreement and understand the risks related to the consummation of the transactions herein contemplated.

               (iii)  Perfect  Line   Stockholders   have  such   knowledge  and
          experience in business and financial matters that they are capable of evaluating each business.

               (iv) The Perfect Line Stockholders have been provided with copies of all materials and information requested by them or their representatives, including any information requested to verify any information furnished (to the extent such information is available or can be obtained without unreasonable effort or expense), and the parties have been provided the opportunity for direct communication regarding the transactions contemplated hereby.

               (v) All  information  which the Perfect  Line  Stockholders  have provided to PIH or their representatives concerning their suitability and intent to hold shares in PIH following the transactions contemplated hereby is complete, accurate, and correct.

               (vi) The Perfect Line Stockholders have not offered or sold any securities of PIH or interest in this Agreement and have no present intention of dividing the PIH Common or Preferred Stock or Perfect Line Shares to be received or the rights under this Agreement with others or of reselling or otherwise disposing of any portion of such stock or rights, either currently or after the passage of a fixed or determinable period of time or on the occurrence or nonoccurrence of any predetermined event or circumstance.

               (vii)  The  Perfect  Line  Stockholders  understand  that the PIH
          Common Stock and PIH Preferred Stock being exchanged have not been registered, but are being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions not involving any public offering and that any disposition of the subject PIH Common or Preferred Stock may, under certain circumstances, be inconsistent with this exemption and may make Perfect Line or PIH an "underwriter", within the meaning of the Securities Act. It is understood that the definition of "underwriter" focuses upon the concept of "distribution" and that any subsequent disposition of the subject PIH Common Stock can only be effected in transactions which are not considered distributions. Generally, the term "distribution" is considered synonymous with "public offering" or any other offer or sale involving general solicitation or general advertising. Under present law, in determining whether a distribution occurs when securities are sold into the public market, under certain circumstances one must consider the availability of public information regarding the issuer, a holding period for the securities sufficient to assure that the persons desiring to sell the securities without registration first bear the economic risk of their investment, and a limitation on the number of securities which the stockholder is permitted to sell and on the manner of sale, thereby reducing the potential impact of the sale on the trading markets. These criteria are set forth specifically in rule 144 promulgated under the Securities Act, and, after one year after the date the PIH Common
          Stock or Perfect Line Shares is fully paid for, as calculated in accordance with rule 144(d), sales of securities in reliance upon rule 144 can only be made in limited amounts in accordance with the terms and conditions of that rule. After two years from the date the securities are fully paid for, as calculated in accordance with rule 144(d), they can generally be sold without meeting those conditions, provided the holder is not (and has not been for the preceding three months) an affiliate of the issuer. The Perfect Line Stockholders, as well as the PIH Principal Stockholders are aware of the SEC position that Rule 144 may not be available to promoters or stockholders of "blank check" companies and those persons can only sell their shares pursuant to an effective registration statement filed with the SEC. The Perfect Line Stockholders, as well as the PIH Principal
          Stockholders are aware neither PIH or Perfect Line has sought any advice or guidance from the SEC in regard to its position concerning the applicability of the SEC position regard "blank check" companies to either PIH or Perfect Line or the transactions contemplated by this Agreement.

               (viii) The Perfect Line Stockholders acknowledge that the shares of PIH Common Stock and the PIH Preferred Stock, must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Other than as set forth herein, PIH is not under any obligation to register the PIH Common Stock or the PIH Preferred Stock under the Securities Act. If rule 144 is available after one year and prior to two years following the date the shares are fully paid for, only routine sales of such PIH Common Stock in limited amounts can be made in reliance upon rule 144 in accordance with the terms and conditions of that rule. PIH is not under any obligation to make rule 144 available except as set forth in this Agreement and in the event rule 144 is not available, compliance with Regulation A or some other disclosure exemption may be required before Perfect Line Stockholders can sell, transfer, or otherwise dispose of such PIH Common Stock without registration under the Securities Act. Subject to compliance with federal and state securities laws, PIH' registrar and transfer agent will maintain a stop transfer order against the registration of transfer of the PIH Common Stock held by Perfect Line Stockholders and the certificates representing the PIH Common Stock will bear a legend in substantially the following form so restricting the sale of such securities:

                    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

               (ix) Subject to compliance with federal and state securities laws, PIH may refuse to register further transfers or resales of the PIH Common Stock in the absence of compliance with rule 144 unless the Perfect Line Stockholders furnish PIH with an opinion of counsel reasonably acceptable to PIH stating that the transfer is proper.
          Further, unless such opinion states that the shares of PIH Common Stock are free of any restrictions under the Securities Act, PIH may refuse to transfer the securities to any transferee who does not furnish in writing to PIH the same representations and agree to the same conditions with respect to such PIH Common Stock as set forth herein. PIH may also refuse to transfer the PIH Common Stock if any circumstances are present reasonably indicating that the transferee's representations are not accurate.

          (b) In connection with the transaction contemplated by this Agreement, Perfect Line and PIH shall each file, with the assistance of the other and their respective legal counsel, such notices. applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the Perfect Line Stockholders reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

          (c) In order to more fully document reliance on the exemptions as provided herein, Perfect Line, the Perfect Line Stockholders, and PIH shall execute and deliver to the other, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as PIH or Perfect Line and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

          (d) The Perfect Line Stockholders acknowledge that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

     6.06 PIH Liabilities. Immediately prior to the Closing Date, PIH shall have no material assets and no liabilities in excess of an aggregate total of $500, and all expenses related to this Agreement or otherwise shall have been paid.

     6.07 Securities Filings. Perfect Line shall be responsible for the preparation of a Form 8-K filing with the Securities and Exchange Commission and Perfect Line shall be responsible for a filing of consolidated audited financials in a separate 8-K filing within 60 days from the closing date, and will be responsible for any and all filings in any jurisdiction where its shareholders reside which would require a filing with a governmental agency as a result of the transactions contemplated in this Agreement.

     6.08 Sales of Securities Under Rule 144, If Applicable.

          (a) PIH will use its best efforts to at all times satisfy the current public information requirements of rule 144 promulgated under the Securities Act so that its shareholders can sell restricted securities that have been held for one year or more or such other restricted period as required by rule 144 as it is from time to tune amended.

          (b) Upon being informed in writing by any person holding restricted stock of PIH as of the date of this Agreement that such person intends to sell any shares under rule 144 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), PIH will certify in writing to such person that it is in compliance with rule 144 current public information requirement to enable such person to sell such person's restricted stock under rule 144, as may be applicable under the circumstances.

          (c) If any certificate representing any such restricted stock is presented to PIH's transfer agent for registration or transfer in connection with any sales theretofore made under rule 144, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to PIH and its counsel that such transfer has complied with the requirements of rule 144, as the case may be, PIH will promptly instruct its transfer agent to register such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of rule 144. As the case may be, free of any stop transfer order or restrictive legend. The provisions of this
     Section 6.08 shall survive the Closing and the consummation of the transactions contemplated by this Agreement for a period of two years.

          (d) The shareholders of PIH as of the date of this Agreement, as well as those receiving PIH Common Stock pursuant to this Agreement, are intended third-party beneficiaries of this Section 6.08.

     6.09 New Board of Directors and Officers. At the time of closing, the current board of directors and officers of PIH shall resign and in their place nominees of Perfect Line shall be appointed, subject to the approval of the suitability and qualifications of such nominees

     6.10 Employment Services. William R. Donaldson ("Donaldson") acknowledges and agrees that he shall provide services as CEO to Perfect Line and its successors, and shall make himself reasonably available to Perfect Line and its successors for the rendering of said services as Perfect Line and its successors may reasonably request, for at least eighteen months following the Closing Date. It is intended that Donaldson, Perfect Line and IMEC will negotiate and enter into an employment agreement on mutually agreeable terms pursuant to which Donaldson will serve as Chairman and Chief Executive Officer of Perfect Line and IMEC.

     6.11 Investment Relations. IMEC agrees that it will utilize its best effort to retain or hire an investment relations ("IR") firm or IR individual on terms and subject to conditions agreement to the board of directors of IMEC.

     6.12 Capitalization. For a period of twelve (12) months from the Closing Date, PIH or its successor will not engage in more than one reverse split, and said reverse split shall not be on a greater than one-to-ten basis (i.e. the reverse split shall not reduce the number of shares by a factor greater than
10).

                                   ARTICLE VII
                                  MISCELLANEOUS

     7.01 Brokers/Finders. Except as provided herein, PIH and Perfect Line agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement other than those previously disclosed. Further, PIH and Perfect Line each agree to indemnify the other against any claim by any third person for any commission, brokerage, or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between such party and such third person, whether express or implied, from the actions of such party. The covenants set forth in this section shall survive the Closing Date and the consummation of the transactions herein contemplated. The parties acknowledge, recognize and agree that Pacific Management Services, Inc. ("PMS") assisted in the facilitation of the transactions contemplated by this Agreement. As a fee for such services and in connection with providing those services, PMS shall receive from a company not a party to this Agreement, a "finder's fee" of 2,000,000 common shares of PIH. In addition, IMEC agreed to issue to PMS a value assurance common stock issuance warrant in the form and subject to the conditions in Exhibit 6.10 attached hereto.

     7.02 No Representation Regarding Tax Treatment. No representation or warranty is being made by any party to any other regarding the treatment of this transaction for international, federal or state income taxation. Each party has relied exclusively on its own legal, accounting, and other tax adviser regarding the treatment of this transaction for federal and state income taxes and on no representation, warranty, or assurance from any other party or such other party's legal, accounting, or other adviser.

     7.03 Governing Law. This Agreement shall be governed by, enforced and construed under and in accordance with the laws of the State of Indiana.

     7.04 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered, if sent by facsimile or telecopy transmission or other electronic communication confirmed by registered or certified mail, postage prepaid, or if sent by prepaid overnight courier, and any such notice or communication shall be deemed to have been given as of the date so delivered or sent by facsimile or telecopy transmission or other electronic communication, or one day after the date so sent by overnight courier.


         If to Perfect Line to:        If to PIH to
                                       Cletha A. Walstrand, Esq.
                                       8 East Broadway #609
                                       Salt Lake City, UT 84111
                                       801-363-0890 (Phone)
                                       801-363-8512 (Fax)

         Copy to:                      Copy to:
                                       Michael L. Labertew, Esq.
                                       4685 S. Highland Drive #202A
                                       Salt Lake City, UT  84117
                                       801-424-3555
                                       801-274-1099


         If to Perfect Line            If to PIH Principal
         Stockholders to:              Stockholders to:

     7.05 Attorney's Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

     7.06 Schedules; Knowledge. Whenever in any section of this Agreement reference is made to information set forth in the schedules provided by PIH or Perfect Line such reference is to information specifically set forth in such schedules and clearly marked to identify the section of this Agreement to which the information relates. Whenever any representation is made to the "knowledge" of any party, it shall be deemed to be a representation that no officer or director of such party, after reasonable investigation, has any knowledge of such matters.

     7.07 Entire Agreement. This Agreement, and the Schedules and Exhibits thereto, represent the entire agreement between the parties relating to the subject matter hereof. All previous agreements between the parties, whether written or oral, have been merged into this Agreement. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

     7.08 Survival, Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of six months from the Closing Date, unless otherwise provided herein.

     7.09 Counterparts; Facsimile. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Facsimile signatures shall constitute original signatures, and shall be followed by delivery of original signatures.

     7.10 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and such remedies may be enforced concurrently, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

     IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above written.

Pacific International Holdings, Inc.        Perfect Line, Inc.
a Utah corporation                          an Indiana corporation


By: _________________________               By: _______________________


AS TO SECTION 6.10:



-----------------------------
William R. Donaldson



AS TO SECTION 6.04

                                   EXHBIT A-1

                               Perfect Line, Inc.
                              List of Shareholders



                              Number of                  Number of PIH
                              Perfect Line Shares        Shares to be Received
Name of Shareholder           Owned                      in Exchange

                             See schedule attached

                                 Schedule to A-1

SHAREHOLDER                                           SHARES

William R. Donaldson                               17,923,982
Coldwater Capital, LLC                              9,089,594
Lucky Dog, LLC                                      9,089,252
James M. Matheny                                    3,933,935
Tampa Bay Financial                                   750,000
Vikki Cook                                          3,183,594
Howard Davidsmeyer                                    100,000
Matthew Veal                                          450,000
Matthew Winston                                       105,788
Bruce Donaldson                                       105,106
Mark Harrison                                         105,106
Paul Lorenc                                           105,106
Alex Walker                                            84,842
Rudy Gunnerman                                         84,842
Erik Risman                                            52,553
Jeffrey Osburn                                         36,173
Brendan Cahill                                         26,276
Ken Crismore                                           22,181
Catherine Donaldson                                    19,110
Donald Slisher                                         17,063
Thomas E. Rudy                                         13,650
Dorothy Rudy                                           13,650
Michael Rudy                                           13,650
George Donaldson                                       10,579
Charles Slisher                                        10,579
G. Robert Donaldson                                     2,730
Megan Esther Donaldson Trust                           49,811
Amy Elizabeth Donaldson Trust                          49,811
Pierce Fenner & Smith, Inc.                           101,038
Pacific Management Services                         2,000,000
Anderson IMC Group                                  1,350,000
Allcom, Inc.                                        1,100,000

Total                                              50,000,000

PREFERRED SHAREHOLDERS

James M. Matheny                                    2,272,728
Vikki Cook                                          2,272,728
John Palczuk, IRA                                      60,000
John Palczuk                                           40,000
Mike Palczuk                                           40,000
Trawick H. Stubbs, Jr.                                 20,000
S. Craig Wilson                                        20,000
Richard Moore                                          20,000

Total                                               4,745,456

PIH (FREE TRADING)

Total                                              11,300,000

Total Authorized and Outstanding                   66,045,456

                                   EXHBIT A-2

                       Pacific International Holding, Inc.
                         List of Principal Shareholders


                                            Number of
                                            PIH Shares
Name of Shareholder                         Owned

Kitty Chow                                  436,000